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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF COMSTOCK RESOURCES, INC.

              Name                        Incorporation              Business Name
--------------------------------------    ----------------   -----------------------------------
Comstock Oil & Gas, Inc.                     Nevada          Comstock Oil & Gas, Inc.
Comstock Oil & Gas Holdings, Inc.(1)         Nevada          Comstock Oil & Gas Holdings, Inc.
Comstock Oil & Gas - Louisiana, LLC(2)       Nevada          Comstock Oil & Gas - Louisiana, LLC
Comstock Offshore, LLC(3)                    Nevada          Comstock Offshore, LLC

(1)   Subsidiary of Comstock Oil & Gas, Inc.

(2)   Subsidiary of Comstock Oil & Gas Holdings, Inc.

(3)   Subsidiary of Comstock Oil & Gas - Louisiana, LLC